PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated March 11, 2009)	REGISTRATION NO. 333-44286

1,000,000,000 Depositary Receipts
Europe 2001 HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated March 11, 2009 relating to the sale of up to 1,000,000,000 depositary receipts by the Europe 2001 HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Europe 2001 HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company12	Ticker	Share Amounts	Primary U.S. Trading Market
AEGON N.V.	AEG	5.2000	NYSE
Alcatel-Lucent*	ALU	3.0000	NYSE
Amdocs Limited	DOX	3.0000	NYSE
ARM Holdings, plc*	ARMH	8.0000	NASDAQ GS
ASM International N.V.	ASMI	13.0000	NASDAQ GS
ASML Holding N.V.	ASML	6.2222	NASDAQ GS
AstraZeneca PLC.*	AZN	4.0000	NYSE
BP p.l.c.*	BP	4.0000	NYSE
Deutsche Telekom AG*	DT	5.0000	NYSE
Diageo p.l.c.*	DEO	5.0000	NYSE
Elan Corporation, p.l.c.*	ELN	4.0000	NYSE
LM Ericsson Telephone Company*	ERIC	3.2000	NASDAQ GS
GlaxoSmithKline p.l.c.*	GSK	6.0000	NYSE
ING Groep N.V.*	ING	4.0000	NYSE
Koninklijke Philips Electronics N.V.	PHG	5.0000	NYSE
Millicom International Cellular S.A.*	MICC	8.0000	NASDAQ GS
Nokia Corporation*	NOK	5.0000	NYSE
Novartis AG*	NVS	5.0000	NYSE

(continued on following page)

1 On May 27, 2010, the acquisition of SkillSoft PLC by SSI Investments III Limited became effective.  As a result, SkillSoft PLC will no longer be an underlying constituent of the Europe 2001 HOLDRS Trust.  In connection with the acquisition, SkillSoft PLC shareholders will receive $11.20 in cash for each share of SkillSoft PLC held.  The Bank of New York Mellon will receive $67.20 for the 6 shares of SkillSoft PLC per 100 shares round-lot of Europe 2001 HOLDRS.  The Bank of New York Mellon will distribute the cash at a rate of $0.672 for each depositary share of Europe 2001 HOLDRS.  The record date for the distribution will be June 8, 2010.

2 Effective June 7, 2010 (the “delisting date”), Daimler AG, an underlying constituent of the Europe 2001 HOLDRS Trust, was delisted from trading on the NYSE.  Pursuant to the prospectus for the Europe 2001 HOLDRS Trust, if Daimler AG is not listed for trading on another national securities exchange within five business days from the delisting date, it shall be distributed by The Bank of New York Mellon.  The rate of distribution is 0.04 Daimler AG shares per Europe 2001 HOLDRS.  The record date and pay date for the distribution shall be June 17, 2010 and June 22, 2010, respectively.

Name of Company	Ticker	Share Amounts	Primary U.S. Trading Market
Oclaro Inc.3	OCLR	0.2400	NASDAQ GM
Qiagen N.V.	QGEN	6.0000	NASDAQ GS
Repsol YPF, S.A.*	REP	11.0000	NYSE
Ryanair Holdings p.l.c.*	RYAAY	16.0000	NASDAQ GS
Sanofi-Aventis SA*	SNY	4.6956	NYSE
SAP AG*	SAP	4.0000	NYSE
Shire plc*	SHPGY	4.0000	NASDAQ GS
STMicroelectronics N.V.	STM	4.0000	NYSE
Telefonica S.A.*	TEF	4.5558	NYSE
Total S.A.*	TOT	6.0000	NYSE
UBS AG	UBS	6.3000	NYSE
Unilever N.V.	UN	9.0000	NYSE
Vodafone Group Public Limited Company*	VOD	5.2500	NASDAQ GS
WPP Group plc	WPPGY	3.0000	NASDAQ GS

*  The securities of these non-U.S. companies trade in the United States as American Depository Receipts.  Please see “Risk Factors” and “U.S. Federal Income Tax Consequences—Special considerations with respect to underlying securities of foreign issuers” for additional information relating to an investment in a non-U.S. company.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is June 7, 2010.

3 On April 30, 2010, the 1-for-5 reverse stock split of Oclaro Inc., an underlying constituent of the Europe 2001 HOLDRS Trust, became effective.  As a result, the quantity of shares of Oclaro Inc. represented by each 100 share round-lot of Europe 2001 HOLDRS will decrease from 1.2 shares to 0.24 shares.  Starting May 3, 2010, deposits of shares of Oclaro Inc. for creations of Europe 2001 HOLDRS will decrease from 1.2 shares to 0.24 share per round-lot of 100 Europe 2001 HOLDRS.